Sub-Item 77Q1(e)

The Dreyfus/Laurel Funds, Inc. (the “Registrant”)

Dreyfus Opportunistic Fixed Income Fund (the “Fund”)

The Registrant’s Management Agreement (on behalf of the Fund), dated April 20, 2006, As Amended, April 25, 2013, Revised as of March 20, 2014, is incorporated by reference to Post-Effective Amendment No. 146 to the Registrant’s Registration Statement on Form N-1A, which was filed with the Securities and Exchange Commission on June 26, 2014.